SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

[Amendment No............]

Filed by the Registrant  /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

McDonald's Corporation
(Name of Registrant as Specified in Its Charter)

Gloria Santona
 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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2)	Aggregate number of securities to which transaction applies:

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3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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4)	Proposed maximum aggregate value of transaction:

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5)	Total fee paid:

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/ / Fee paid with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:-----------------------------------
2)	Form Schedule or Registration Statement No.:--------------
3)	Filing Party:---------------------------------------------
4) Date Filed:-----------------------------------------------



EMPLOYEE PROXY VOTING REMINDERS

System Voicemail Message

Attention McDonald's Shareholders -- Please listen to the following important information concerning the proposals to be voted on at the Annual Meeting, Thursday, May 20 at the Auditorium Theatre in downtown Chicago. By now, you should have received a proxy card and proxy statement in the mail. The Proxy Statement provides important company information including directors' names, backgrounds, and stock holdings. It also explains the following items to be voted on at the Annual Meeting.

Item 1.  Election of Directors:  The Board recommends a vote FOR all nominees.
Item 2. Approval of Auditors: The Board recommends a vote FOR the approval of Ernst & Young LLP as auditors for 1999.
Item 3. Shareholder proposal to declassify the Board: The General Fund of the Union of Needletrades, Industrial and Textile Employees advised the company that it intends to present a proposal to declassify the Board at the Annual Meeting. McDonald's Board currently operates under a classified board structure that affords the company and its shareholders valuable protection against potentially coercive takeover tactics that do not offer the greatest value to all shareholders. Accordingly, the Board believes this proposal is not in the best interests of the company's shareholders and recommends that shareholders vote AGAINST it.

Please read the proxy materials, consider the issues, and exercise your right to vote. If you did not receive a proxy card or need a duplicate card for any reason, please call the Investor Relations Service Center at extension 2553.

Remember -- one share or one thousand, your vote is important. Thank you for your participation.



System Voicemail Message

Attention McDonald's Shareholders! Don't delay -- vote your proxy in time for the Annual Shareholders' Meeting to be held 10:30 a.m., Thursday, May 20 at the Auditorium Theatre, 50 East Congress Parkway in Chicago, IL.

McDonald's Board recommends that you vote as follows:

	"For" proposal one -- the election of directors
	"For" proposal two -- the approval of auditors
	"Against" proposal three -- the declassification of the Board

This meeting is an important one for McDonald's and our shareholders. We once again ask that you consider and vote upon these proposals, which are described in the Proxy Statement sent to you in April.

In particular, by voting against the shareholder proposal submitted by the general fund of a union to declassify the Board, we believe you will be providing your Company with valuable protection against potentially coercive takeover tactics that do not offer the greatest value to all shareholders.

Remember -- your vote is important regardless of the number of shares you own. Please take the time to read the proxy materials and to vote your proxy according to the instructions on the card. If you did not receive a proxy card or need a duplicate card, please call the Investor Relations Service Center at extension 2553.

Thank you for your participation.



Messenger Express Article

One Share or One Thousand Shares -- Your Vote is Important!

Attention McDonald's Shareholders! Don't delay -- vote your proxy in time for the Annual Shareholders' Meeting to be held Thursday, May 20, 10:30 a.m. to noon at the Auditorium Theatre in downtown Chicago.

This meeting is an important one for McDonald's and our shareholders. We ask that you consider and vote the proposals listed below, which are further described in the Proxy Statement sent to you in April.

McDonald's Board recommends that you vote as follows:
	"For" proposal one -- the election of directors
	"For" proposal two -- the approval of auditors
	"Against" proposal three -- the declassification of the Board

In particular, by voting against the shareholder proposal submitted by the general fund of a union to declassify the Board, we believe you will be providing your Company with valuable protection against potentially coercive takeover tactics that do not offer the greatest value to all shareholders.

Please take the time to read the proxy materials and to vote your proxy by:
-	calling the toll-free phone number indicated on your proxy card
-	accessing the Internet voting site at www.vote-by-net.com, or
www.mcdonalds.com/corporate/investor/
-	dropping your signed proxy card in the ballot boxes located in home office buildings
-	faxing both sides of your signed proxy card to the independent inspectors of election at 732-417-2916
-	mailing your signed proxy card in the envelope provided

If you did not receive a proxy card or need a duplicate card, please call the Investor Relations Service Center at 630-623-2553. Thank you for your participation.



Mc$ Article

Did You Know?

McDonald's Annual Meeting of Shareholders will be held off-site this year, at the Auditorium Theater on Congress Parkway near Michigan Avenue in downtown Chicago. The May 20 meeting was moved to this larger facility to accommodate the many shareholders, including employees, who wish to see the meeting live.

And speaking of the Annual Meeting, remember that your vote counts! All employee shareholders are urged to vote their proxies. By voting your proxy, you are authorizing Jack Greenberg, McDonald's President and CEO, and/or Gloria Santona, our Corporate Secretary, to vote your shares as you direct.